UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

APPLife Digital, Solutions Inc.

     (Exact name of registrant as specified in its charter)

Nevada	82-4868628
(State of incorporation or organization)	(I.R.S. Employer Identification number)
555 California St. Suite 4925
San Francisco, CA	94194
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:  None

Name of each exchange on which each class is to be registered: N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-227878

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $0.001 par value

Item 1.Description of Registrant’s Securities to be Registered

The description under the heading “Description of Securities” relating to the registrant’s Common Stock, $0.001 par value, in the registrant’s Registration Statement on Form S-1 as amended (initially filed on October 18, 2018, amended December 26, 2018 and February 8, 2019, and with an effective notice filed on February 14, 2019), filed with the Securities and Exchange Commission (the “Commission”) under File No. 333-227878 (the “Registration Statement”), is incorporated herein by reference.  Any form of prospectus subsequently filed by the registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.Exhibits

3.1  Articles of Incorporation of registrant filed as Exhibit 3.1 to the Registration Statement on Form S-1, as amended , declared effective on February 14, 2019, and incorporated herein by reference.

3.2Bylaws of the registrant filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, declared effective on February 14, 2019, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized

Date:February 7, 2020.

APPLife Digital Solutions, Inc.

By:	/s/ Matthew Reid
Name: Title:	Matthew Reid Chief Executive Officer & Director